Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Form S-1 of TPB Acquisition Corporation I of our report dated February 19, 2021, relating to the financial statements of TPB Acquisition Corporation I appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.
/s/ Frank, Rimerman + Co. LLP
San Francisco, California
February 19, 2021

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